UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2007

HICKORY TECH CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-13721	41-1524393
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

221 East Hickory Street, P.O. Box 3248, Mankato, MN	56002-3248
(Address of principal executive offices)	(Zip Code)

____________________(800) 326-5789____________________
(Registrant’s telephone number, including area code)

____________________Not Applicable____________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Principal Officers; Election of Directors;Appointment of Principal Officers

(e) On November 29, 2007, HickoryTech entered into a Change of Control Agreement with Walter A. Prahl, its Corporate Vice President and Division President of Wholesale Solutions and Business Development, providing for severance benefits if his employment is terminated by HickoryTech or the surviving corporation for other than cause, or if he terminated his employment under certain circumstances, within three years after a change of control.  If he is terminated in these circumstances, Mr. Prahl will be entitled to a payment equal to twice his annual salary and incentive compensation, and continuation of insurance benefits for two years.

Item 9.01.        Financial Statements and Exhibits.

(d)        Exhibits.

10.1	Change of Control Agreement dated November 29, 2007 between Hickory Tech Corporation and Walter A. Prahl

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  November 30, 2007

HICKORY TECH CORPORATION By: /s/ John W. Finke Name: John W. Finke Title: President and CEO By: /s/ David A. Christensen Name: David A. Christensen Title: Senior VP and CFO

EXHIBIT INDEX

Exhibit No.	Description
10.1	Change of Control Agreement dated November 29, 2007 between Hickory Tech Corporation and Walter A. Prahl